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Airgas, Inc.
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On February 17, 2010, John McGlade, Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc. (“Air Products”) and Paul Huck, Senior Vice President and Chief Financial Officer of Air Products presented at the Barclays 2nd Annual Industrial Select Conference in Miami, Florida.  A transcript of the presentation is included herein as Appendix A.  A copy of the slides used in the presentation is also included herein as Appendix B.

APPENDIX A

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

Air Products and Chemicals, Inc.

February 17, 2010
10:40 AM ET

Sergey Vasnetsov:
Good morning.  And once again, welcome to our second Industrial Select Conference in Miami.  My name is Sergey Vasnetsov.  I'm a US chemical analyst and a particular pleasure of covering industrial gases companies, which are technically not chemical companies, but have been wonderful stocks in the past decades, and so I believe will be wonderful stocks going forward as well.

Our next company is Air Products.  And today we have this half hour of both the CEO and CFO of the Company being at this conference.  I appreciate them making efforts to come down here.  Obviously, the interest to Air Products story has been very strong for other times, and today it's even stronger given some interesting developments in the industry.

So, I would like to welcome John McGlade, the CEO of the Company, and Paul Huck, Executive Vice President and CFO of the Company.  With us also is Nelson Squires, Director of Investor Relations.  And I think there will be a number of opportunities for you in the breakout session and also Q&A later on to raise your questions.

In my view,  industrial gas is a really unique place in many different ways.  It's a global (inaudible) concentrated industry and it's achieving very high returns on capital employed and yet able to grow rapidly.  And strategically, just one or the other, you don't get both, but industrial gases do provide you such opportunity.

So, I would welcome John to talk to us about the path forward for Air Products.

John McGlade:
Good morning, everyone.  And my thanks for Sergey and to the Barclay's team for pulling off what looks to be a good conference.  And certainly, for any of you coming from the Northeast, a welcome break from the weather that we've had over the last several weeks up there.  Even if we didn't get a chance to get outside too much, it's still nice to think it's nice.

I wanted to spend a couple of moments here this morning with you on two points.  One, obviously last week we announced an acquisition, or a tender offer, if you will, for Airgas.  And I wanted to frame what that transaction means for Air Products.  But also want to reinforce and spend the majority of my time talking about the underlying Air Products and why we think it's a great shareholder value proposition.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

I have to call your attention to three slides on information, forward-looking statements.  There's more than normal as a result of the transaction.  There's handouts for all the material in the back of the room.  And so, when you have a moment, if you'd take a moment to look at this, we'd very much appreciate that.

Let me start with the highlights of our offer to acquire Airgas.  As many of you know, it's an all cash offer at $60 a share.  The offer represents a 38% premium over the trading price.  When we made the offer, the closing on the 4th of February, of $43.53.  We expect it to be accretive to Air Products on a cash basis in year one.  There are substantial cost synergies yielding $250 million a year by the end of year two.  And we have secured the committed financing for this transaction for an all-cash offer.

Just for your information, the transaction costs we expect to incur in doing this -- and there's been an accounting change over the last year or so, where these used to be typically capitalized, will be expensed and they will have impacts as noted on this slide, as estimated on this slide in Q1 and Q2.  And as in any type of acquisition, we've looked closely at the regulatory considerations and we really believe that we have those understood, that the divestitures we'd have to make are identified and they are covered in the financials and considered in the financials that we'll show you.

Let me take you to sort of the reason behind this and what makes it a really, really exciting opportunity, from my point of view and from that of the Board of Air Products and the Management Team's point of view. If you think about the modes of supply in the industrial gas industry, packaged gases, liquid/bulk and tonnage, this would create one of the world's largest integrated industrial gas companies in the world.  And certainly by far the largest in North America.

We'd have broad, broad geographic and mode of supply diversity.  And it really brings together two very, very good companies that have significantly complementary skills and strengths that we believe will allow us to better serve our customers, but also to drive growth and cost synergies by taking the strengths of both of the companies.

And from our perspective right now, the timing really is right.  There are a number of things as it relates to how we think the economy is slowly starting to recover is a good time to buy in.  But it's also a very efficient way for Air Products to enter back into the US packaged gas business.  And when we look at some of the things that Airgas is embarking on now in terms of bringing supply chain efficiencies and synergies to their overall operating company -- and I'll talk to those a little bit more -- we believe we can bring a fairly substantial amount of value in that context as well.

For those of you who aren't familiar with Airgas, the company was started in the early '80s and they've done a very nice job of rolling up and acquiring the premier packaged gas position in the United States marketplace.  In '09, their fiscal year '09, they were $4.3 billion in revenue.  And over the last five years, 19% top line growth and 7% same-store sales growth.  The difference, obviously, is the roll-on acquisitions that they've been able to provide and do well.

They serve a very, very broad base of the economy in the United States.  And then, one of the attractive things for us, as you'll see on a later slide is that, being in the packaged gas business would give Air Products-based business in North America access to markets that we don't have complete access to today.  I'll talk to those a little bit later.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

And then, one of the key elements is their high-touch model, with over 1500 sales representatives across the United States and North America, which is a very attractive opportunity again, more from a growth point of view, for Air Products to bring its skills and capabilities through those sales resources and channels and, in turn, vice versa with some of the Airgas products.

This is a good look at what the pro forma company would look like.  You'd have a company that comes close to $13 billion in revenue.  What you really have here is the mode of supply characteristics for the industry, so on-site equipment, specialty materials, packaged gases, liquid/bulk, etc.  And you can see how adding Airgas is largely a packaged gas business into the Air Products mix gives you what you see on the right-hand side of this slide.  A much larger business balanced across the modes of supply.  These modes of supply and percentages are very consistent with the overall industry and market modes of supply.  And again, it creates the largest industrial gas company in North America and one of the largest on a worldwide basis.

Let me talk a minute about synergies.  On my first slide I mentioned that we see by the end of year two $250 million a year of annual synergies.  And where do they come from?  They come from a number of areas.  On the cost side of things, the ability -- and if you think about Airgas and my comments on the earlier slide, a lot of their growth has come from acquiring smaller operations and bolting  them on, and less from taking an opportunity to look at their supply chain and consolidating filling locations, consolidating specialty gas plants, moving more from a hub-and-spoke delivery approach, combining and leveraging their purchasing capabilities of their products to buying equipment in this space all over the globe.  And utilizing shared services, something we've done as a company for a number of years.  Operate shared service centers in three locations around the globe and really run the vast majority of our transactions.  This is the non-customer facing transactions, the back office transactions off of a shared service system enabled by a single instance of SAP.

Great operational efficiencies we were able to achieve.  Certainly, a good company like Airgas is looking at this.  They've been public in saying they've been looking at this.  And without trying to sound arrogant, we've been on this journey.  We've done it.  We understand how to do it.  And we think, both at a supply chain level and then, of course, at a shared service level for the corporate-related functions, we think we have a really good handle on how to do that and how to accelerate that and bring those efficiencies and synergies forward, which is why we feel confident in the level of synergies we're talking to by the second year.  And then, of course, you have some of the normal things you have in any acquisition, duplicate public company costs and corporate overhead and infrastructure costs that further contribute to the synergies.

Something we haven't talked as much about is, in my mind -- and I'm going to come back in a little while to the base Air Products -- it does represent an opportunity through here for us to accelerate growth for Air Products in a number of fronts.  Taking the combined businesses in the United States, one of the things that we've done -- Air Products operates a very substantial packaged gas business in Europe.  We also operate fairly substantial integrated packaged gas businesses, not only in Europe, but in some of our key joint ventures around the globe, Mexico, Italy, India, places like that.

And one of the things that we've done to really grow our business differentially to the market, both from a growth point of view and a profitability point of view, is to continue to innovate and offer new offerings.  Those Integra cylinders and 300 BAR cylinders are just two examples.  I'm going to come back to them a little bit in the discussion around the base business.  But basically, what these are, are bringing safety, convenience, easy to handle packaging to our customer base. And we've been able to use that to grow share and use that to grow the profitability of our businesses relative to some of our other competitors.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

I mentioned earlier that, given some of the market sectors or the industry sectors that Airgas is involved in, this gives us a really good opportunity for Air Products in the United States to access some of the industry sectors that you have here -- fabrication, construction, pharmaceuticals, etc.  And these are industries that tend to buy packaged gases and liquid/bulk.  And in many cases, these industries buy proportionally more packaged gases than they do liquid/bulk.  So, largely not really available to Air Products in the US market simply because we don't really have that complementary packaged gas offering.  But these are good industries.  And typically, if you look at most of these, they aren't cyclical in the nature of some industrial cycle.  In fact, in many cases, really follow more of a population type of cycle in the food, the medical, pharmaceuticals, etc.

And then finally, one of the stated strategies of Airgas is to globalize their business.  And if you think about the thought process around being diversified in all three modes of supply and the benefits of integration and density that you get if you looked at that earlier map of all of the locations that Airgas has in the United States, if you put on our liquid plants on that and then you did where we have this capability globally, it's that density.  It's that integration that allows you to continue to drive the profitability of the business.  We already have established positions.  We believe we can take a lot of their model, their expertise and their knowledge in helping roll up an industrial gas business in the packaged gas sector and help drive a further additional growth for their products and the combined entity.

As we've been out talking about this transaction, there's really been two primary questions that we've been asked, among others, but two of them that I wanted to really take head-on in the discussion there this morning.  Get to -- why invest in the North America market is one.  And what does this investment mean around your ability to drive growth in your existing business?  Does that mean your opportunities are less limited?

And I'll come back to this theme a couple of times.  But on that second point, the point of our underlying business, we see the opportunities -- and hopefully, in the second half of my discussion here, you'll agree.  We see the underlying opportunities in our base business to be as strong as we conveyed and as strong in many ways as the global recovery occurs as we've ever seen.  And so, I'm very, very bullish long term in that recovery.

And one of the key criteria that we looked at hard as a management team and as a board, etc., is we don't want to jeopardize our ability to execute against our base strategy.  And I know -- in a few short words, we don't believe we will or have done anything, should we be successful in this transaction, that will impact that.  In fact, as you'll see on the next slide, we actually think it enables it as you get further out into time.

But more fundamentally, on this slide, this is an eye chart.  I don't expect you to read all the numbers.  The bottom line of what the point I was trying to make here is we could get caught up in percentages at times, percentage growth, but the North American market still represents 28% of the world's growth over the next five years.  Very attractive market. When you then combine the ability in this space to continue to do roll-up acquisitions in the packaged gas space, and some of the cross-selling opportunities and the industry sector opportunities that become available, in my mind a very compelling reason to really make this -- take this action.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

Let me talk a little bit about the key measures that we're going to put in place here as we go forward.  And these measures aren't to in any way, shape or form take away from the commitments that we have out to you all and that I'll summarize at the end, a double-digit EPS growth, of continued margin and return improvement.  But in any transaction of this nature, you do write up the assets to current market value and so you have some accounting issues.  One of the things we're going to pay a lot of attention to is, from our shareholders' perspective -- and as you can see on the left, this is accretive from day one on both a GAAP EPS, which has the intangibles and goodwill considered, and a cash EPS basis.

I think perhaps one of the more important things here, though, is if you look to the EBITDA margin chart, continuing to drive the improvement in that margin generates a significant amount of cash.  You see in the first year we would expect the margin to be around 23% and, a year later, or a couple of years later, we have that margin out by over 300 basis points.  Something we've proven we can do and have done on our returns on capital and are doing presently on our margin goals within the underlying Air Products business to generate five years out over 50% more cash flow for the combined entity than exists today.

And gives us even greater flexibilities based on the market at that opportunity to reinvest in the business, or to take other actions in terms of providing cash back to shareholders, which would be judgments we'd obviously make at a point in time when we'd look at the opportunities.  But they'd be judgments we'd make against how we utilize cash and how we've been consistent as an enterprise in utilizing our cash flow generation and communicating to your, our shareholders.  Invest in our business, pay our dividend, look for tax efficient funding of our pension fund and share buyback.

So, let me talk a bit about the path forward.  Have gotten a lot of questions on that.  Let me just give you a couple of headlines here.  We did file a lawsuit in Delaware count.  That tends to be customary in this type of situation where we're seeking to protect shareholders' rights in terms of their ability to access this offer.  We did commence a tender offer.  It's a fully-financed tender offer on February 11th.  I commented earlier about the regulatory process and our understanding of what we believe we need to do.  And we're prepared to follow this all the way through, putting up for election a slate of directors as that process plays out over this next number of months.

But the thing I want to be really clear about with you is we're going to be disciplined in this.  We believe we've put a fair and compelling offer on the table.  We are not going to bid against ourselves in this transaction.  And also, as I'm going to say in a minute, I'm not going to do, and we're not going to do, anything that impacts our ability to really access what we see to be is the growth opportunity in the underlying business.  And as I noted a moment ago, that was a really key point of discussion for many months between our management team and our board.  To get ourselves comfortable, we had both the financial capability, as well as the people and human capability to effectively execute what we believe is a very solid strategy.

So with that, I'm going to switch gears. Just a bit of history.  If you take a look at this slide, and you look at the left-hand part of this slide, what I'm really showing you is the improvements that we've made as an organization over the last five years.  And as you can see, we moved our margin up a couple hundred basis points.  We've improved our return on capital by just short of 400 basis points throughout that period of time.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

In that time period, we invested some $5 million in plant and equipment, in high quality projects. And I'll talk about some of those projects, like our hydrogen businesses, in a moment.

The other thing you can see on the right-hand side of this slide is, obviously, we were not -- we were impacted by the global recession just like every company was impacted in a global recession.  We took a number of significant actions in the first half of fiscal year '09.  And I think the point I’m portraying in this quarter by quarter is to really demonstrate the impact of those actions and the sequential improvement that we're making as an organization, and have been making as an organization, coming out of the recession, really focusing on driving our margins to 17% by 2011, as we've committed to do.

Continuing to keep our return on capital 3 to 5 points above our cost of capital.  And really driving our cost structure to a lower cost structure to allow us to be more competitive at higher returns in the marketplace.  And you'll see in a bit some examples of some new projects that we've brought in, notwithstanding the projects that we brought in in this prior time period, the $5 billion plus of investment and the return capability.  But I want you to know that I'm very comfortable and confident around what the prospects are for the underlying business, with or without the Airgas transaction.

As I think many of you know, industrial gases tend to play a really unique, and Sergey mentioned a place in helping drive solutions for our customers.  Typically, they're used to improve productivity, to reduce energy efficiency, to improve product quality or to provide an environmental benefit, either in our customers' end product or, more likely and more usually, somewhere in their manufacturing process.  And that's been a driver of industrial gases that, as industrial gases grow at multiples of the GDP or multiples in industrial production or manufacturing over the many, many years.

I think what's happened more recently, and I'm not unique in standing up in front of you and talking about the market opportunities that this industry sees around the areas of energy, around the areas of the environment and around new and emerging markets, whether it be from a technology point of view or from a geographic point of view.  But I think the point I'm trying to make here is, when those are layered on the traditional drivers, we see good growth, very good growth, high single digits, low double digits growth over the next number of years in terms of top line, that translates into even more leverage in the bottom line because of some of the factors that are shown on that slide.  And I'll build those out a little on subsequent slides.

Let me talk first about our merchant business.  This is our largest business.  So, where we have a packaged gas business in Europe, that comes through the merchant segment.  In '09, $3.6 billion.  It's a  global business.  I'll talk about our equity affiliates in a minute.  About 70% of the revenue is outside the United States today.  And it is in the small tonnage, in the liquid/bulk area and the packaged gas modes of supply.  And this is a business that achieved an 18%, 18.3% operating margin in FY '09 and is well on its way to hit the FY '11 target of 20%, which blends into the 17% target.

The growth in this industry, and one of the things that we've been able to use to go back to the drivers of the needs for industrial gases, is to bring applications expertise to really provide safe, reliable, low-cost solutions to our customers.  I have a simple example here.  This is in the glass space, so think about float glass, the glass that's used in autos, windows and large buildings, etc.  And what we've been able to do here is create a combined set of offerings.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

First, on the right a low-cost, very efficient oxygen production facility that meets the needs of that facility, the float glass line.  Combine it with patented technology that we developed on the left, which is a cleanfire burner.  And all we're doing is, back to that energy efficiency and environmental benefits, we're putting in some oxygen, backing out some natural gas, reducing the natural gas consumption and improving the environmental output in terms of less NOx and less CO2 coming out of the facility.  And really creating the ability for our customer to make a higher quality product, to many times meet those environmental and efficiency benefits and, in some cases, actually get more throughput or output from their facility from the same footprint than they could without using this technology.  We've won 75% of these orders over the last number of years by really bringing both a products supply solution, as well as a technology solution that is in the vein of some of the trends that we're seeing out in the industry.

One other example -- and I mentioned on some of the benefits we see of bringing some of the differentiated offerings that we've identified in the packaged gas business that has allowed us to grow very nicely in Europe.  We believe we can bring those to the United States as well and bring them into the Airgas channel to really be successful with the transaction.

And this is an example of the Integra cylinder.  We don't have to spend a lot of time on it, but if you had -- what I didn't put on here, or perhaps I do have on here in the right-hand slide, is you have an all-in-one packaging system on the top that protects the valve where you -- and the regulator where you extract the gas from.  And that's created a real opportunity from a handling point of view, from a safety point of view, for our customers from an ease of moving those cylinders around.  And it's been really nice in growing our European business.

It's one example of many.  So, I don't want anyone leaving here thinking that it's only the Integra cylinder that's the differentiated offering.  But it's one simple example. It's been an example that we've twice been recognized with a Queen's Award for Excellence.  And that excellence award first was for the original innovation and then, more recently, for the continuing utilization of that in other gases and other industry sectors to drive that innovation further into the business.

I'll move us on to tonnage gases.  It's an area we talk a lot about as a company with you.  It's been a significant driver of our growth as a company.  In fact, our founder created the on-site model way back in the late '50s and we brought it into the hydrogen arena in the early '90s.  The tonnage segment, you can see $3.1 billion in sales.  Primary markets are refining, chemicals and steel.  The highest growth market of late has certainly been refining or chemicals and steel in developing parts of the world.

Let me talk a minute about our hydrogen business.  It's over $2 billion in revenue.  It's grown over the last 10 years at more than 10% per annum.  And we really see that level of growth.  We see the opportunity for another $8 billion -- or 8 billion standard cubic feet of hydrogen capacity to be installed over the next 10-year period.  And the markets that are gonna be driving that are represented by the pie chart.  You can see sort of the percentages of where the markets come from on the right.  But let me spend a couple of minutes on what some of those drivers of growth are.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

Simple growth in fuels.  And I recognize in saying that there's a lot of discussion and some action on refinery shutdowns in the United States and elsewhere in the world.  What you'll find, if you look below that, is that the refineries that use hydrogen tend to be the top quartile refineries because they can handle the most difficult and challenging crudes, those that are heavier, those that are more sour, meaning that they have more sulfur.  And so, those refineries, if anything in the environment we're in -- and when we have economic recovery we expect we'll see some transport fuel growth but, more importantly in that, as the industry rationalizes itself, those refineries that take hydrogen -- and you'll see in some subsequent slides -- we're tied into most of those if not many of them, will, if anything, take higher intensities of hydrogen utilization.

What initially drove the hydrogen story was legislation starting in California with their clean fuels carb legislation, then throughout the United States, then Europe.  But this was largely all driven to personal vehicles, personal transportation vehicles.  Today, there's another wave of hydrogen that's come on this year and it's some of the four or five new hydrogen projects that we'll bring on that were geared for off-road diesel.  There's more legislation on the books a little bit further out that will require the railroads, which burn a lot of diesel, to go to the higher standard.  And then, ultimately, marine.  And so, part of the growth we see, and as you can see, that 15 or so percent of growth comes from the further knock-on effects of dealing with other transport vehicle fuels and forcing them, if you will, to the same standard.

Another area, and we've been active in this, is continue outsourcing.  There still are refineries, chemical plants around the globe, but we're talking really about the refinery sector, that own and operate their own hydrogen plants.  Not as many as there used to be because this market has largely, in new CapEx, gone to the industrial gas industries, with us being a leader in taking that on.

But there are facilities out there.  We announced a few months back MarkWest, where we're acquiring an asset that they had that we can quickly blend into our infrastructure and get some growth.  There are also older inefficient units that were built in the late '60s, early '70s, when natural gas was $2 a million BTUs. And when  there wasn't the level of environmental legislation that there is today.  And so, they emit a lot of SOx and NOx from their facilities.  And that's an example of the Baytown, the ExxonMobil Baytown contract that we announced where we converted and shut -- they had an increase in demand but they also had an old unit which we were able to shut down and provide a really attractive solution to them and to our shareholders.

This is a quick eye chart.  I'm not going to go through each of these franchises.  But those of you who know the refining industry would recognize a lot of these locations as some of the key global refining centers around the world.  Air Products is well represented in each of those with pipelines and multiple hydrogen production facilities.  In total we have over 40 hydrogen production facilities.  That's more than two times anything of our nearest competitors.  And we believe we're well positioned in those markets to grow.  And if you go back to my comment earlier, as the crude slate gets heavier, as the industry consolidates, the refining industry, these are where the highly complex refineries are.  These are the refineries that already use hydrogen and would anticipate them using more hydrogen as we go forward.  And part of the underpinning of our view is that this market will continue to grow nicely into the future.

Let me move us on to one other aspect of the tonnage business.  I haven't talked as much about this in the past.  That's oxygen.  And there's some interesting things happening in oxygen.  Obviously, it was one of the key -- and it was -- where the on-site model first came about, oxygen to the steel industry.  Eliminating cylinders, eliminating liquid supply and building small plants right at a customer's site.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

Certainly, steel and chemical in the more -- in the Western world or more mature world, you don't have a lot of new demand.  You do have some modernization opportunities.  But there's still a significant amount of demand in China and in India for infrastructure growth.  So, new steel mills and mill modernization.  Shutting down old mills that aren't using state-of-the-art technology, replacing them with new mills that consume quantities of oxygen.

Also, as countries like China go to feedstock independence and they look to utilize their coal resources, 30-some gasification projects already in China.  You'll see a couple on our list that we've been successful in. And we expect more to come in that market.  The beauty on gasification is the requirements tend to be two to three times the amount of oxygen that a typical steel mill will take.  And so, the net effect here really is, over the next 8 to 10 years, a fairly substantive increase in total installed oxygen capacity is our view.  And that gets close to rivaling the installed capacity in oxygen that exists today.

So, summarizing all of that, I just wanted to -- before I left the tonnage segment, leave you quickly with a list of the projects that we've been communicating with you on, that will contribute to our 2010 earnings are on the top of that chart.  You can go through that chart.  The whole left-hand side on the top, those are hydrogen opportunities.  And the right-hand side are largely oxygen opportunities.  You can take the hydrogen largely in the refining sector.  And you can see the oxygen is spread throughout the world, both emerging as well as, in the case of the US steel opportunity and the Isle of Grain LNG opportunity in the US and the UK.

And then, just since the beginning of this fiscal year, which was October 1 for us, you can see the projects that we've announced in this space.  And again, on the left, those four projects are hydrogen-related contracts and, on the right, largely oxygen and geographically dispersed.  The Weihe one is a gasifier opportunity, as is the PetroChina one.

Let me wrap up on our segments with a quick discussion on our electronics and performance materials businesses.  As you can see, in '09, $1.6 billion in revenue.  Frankly, this was the industry that was hardest hit across our broad portfolio of businesses by the recession.  The supply of gases and materials into the semiconductor memory, flat panel, photovoltaic markets, as well as the supply of additives into various markets like institutional and industrial cleaning, auto, housing, etc.  And so, when you think about what the market correlation is, you can understand my comment.

It's also a part of our business that is rebounding very nicely, particularly on a global basis, in Asia in particular, both in the electronics and the performance materials area as an opportunity to provide nice leverage, if you will, from an earnings point of view.  And that's in our guidance for '10.  And like the other businesses, we have margin goals that we're committing to deliver on.

I don't want to spend a lot of time on that segment, but I want to spend one moment on what we see to be another level of growth going into the future, another level of potential growth going into the future in the electronics side of that segment.  And that's really in the thin film photovoltaics market.  And that's an area where we believe, given our large experience base in selling specialty materials and gases, the fact that we're basic, meaning we manufacture most of those specialty materials and gases ourselves, that we have the capabilities and the knowledge to deal with them in high purity environments.  We're basic in chlorine technology and very strong surface science capabilities.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

The attractiveness of this business for us is, each one gigawatt photovoltaic fab will require about $100 million of gases and specialty materials.  And you can pick your own choice on projections.  Our projects show that, over the next five-plus years, that there'll be 30 to 40 of these facilities built.

We've gotten 20 pieces of business, not all one gigawatt facilities, in FY 09.  So, even in a year where there was a fairly significant recession, that new business goes anywhere from one or two products to the full slate of products to facilities that are geared to start out -- most of them don’t hit the ground running at one gigawatt.  They start out at a third of that or a quarter of that or a half of that, and then grow into it.  But, a really exciting area and space in electronics for us.

I mentioned earlier our equity affiliates.  Here we're unique relative to most of the industrial gas industry.  It's been a great growth model for us going forward -- I mean, in the past, excuse me.  It represents over $2 billion on 100% basis of sales.  Typically, we're 50/50, but you don't see this in the operating lines of our P&L.  You see it in equity affiliate income.

But, in most of these markets, we're the market leader.  They're high-growth markets with good returns.  And we've always been in a position, as we have in Korea and Taiwan, Spain, etc., as our partners -- typically, when they go through a generational change, want to get out of the business, we're there to buy it.  It's locked-in growth.  It's low risk.  We've done this many times and we'll continue to look at that going forward.

So, let me wrap up with two slides.  I mentioned earlier we're not walking away from our goals for the underlying Air Products business.  We do think that the Airgas transaction is a very unique opportunity for us.

But this is a slide that we used in our Q1 results for Q1 fiscal year '10.  Just a couple of points.  Basically, the bottom line of what we're saying here is that the global economy, the recovery, is frankly playing out as we expected it to play out and that's what you're seeing.  We saw Europe down a little more, Asia up a little more.  But in total, we're seeing growth pretty much the way we'd expected.  We were surprised a little.  We think silicon growth with be a little stronger and we conveyed that in the Q1 update.

And we expect to spend close to the same amount of CapEx -- you saw some of the projects on the prior slide -- this fiscal year as we did last fiscal year.  And fiscal '09 was $1.5 billion in CapEx.  And that drives you to an EPS growth of 17 to 22% year-on-year and gets us right back against one of our goals of double-digit EPS growth.

Let me close with a couple of points.  We believe the industrial gas industry, as Sergey  mentioned early on, really does provide stable and solid cash flows because of the diversity of this business model and the geographies we operate in.  We think the Airgas opportunity just adds to the underlying capability of what we have as an organization, as Air Products.

Hopefully, what you can see, and saw on some of the slides, is our underlying business has very solid growth prospects.  We see new opportunities in the energy, environment, emerging markets areas.  And quite honestly, are very excited about the growth opportunities that Airgas would bring to the combined entity.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

The results.  We're going to continue to drive for double-digit EPS growth.  We will continue to focus on our return on capital.  We're going to continue our margin improvement.  And we believe that the accretive nature of the transaction, along with the increase in cash flow when you don't look at the accounting issues, really drive for a solid shareholder value proposition going forward.

Thank you. I can take a few questions, I believe.

Unidentified Participant:
Thanks a lot.  I believe this packaged gas business is a business that you used to own and sold.  And so, I guess I'm wondering what was the sell rationale and then buying it back and doing a -- I don't think you've done a hostile deal anymore.  It seems like it's exceedingly urgent.  There does seem to be some inconsistency in owning it, selling it and, not only buying it back, but buying it back in such a hostile nature with such urgency.  I was just trying to get a little bit more clarity.

John McGlade:
Sure.  That's a great question. And I mean, the key to a successful industrial gas business, and in particular a successful packaged gas business, is to have concentration and density.  And if you think about that map of the United States that I showed you, Airgas has done a very nice job at building that concentration and density.  We know that because we did -- while we exited the US packaged gas business, we never exited the packaged gas business in some of those equity affiliates I showed you, or in Europe where we had the density and we had the concentration and the ability to make is successful.

When we exited the business in the United States a decade ago, we were a $200 million business.  That wasn't density, that wasn't the scale, and that wasn't the capability -- you couldn't afford the capability to bring the efficiencies that I was talking about on a couple of the slides on the transaction to the table.

Today, that's a $4 billion entity that has done a very nice job at rolling up -- not only buying our assets, but other assets, rolling up to an attractive company that you can apply the systems, the tools that we've proven to be able to work in Europe and elsewhere.

Yes.

Unidentified Participant:	Could you describe beyond the EPS accretion what kind of financial metrics, return hurdles and others you have in mind when you look at the acquisition opportunity?

John McGlade:
When we look at any acquisition opportunity.  I mean, a couple of things.  One, first and foremost and the point I was trying to make, which I think maybe gets a little bit to the other question, was we believe we have a solid underlying growth story, which was the second half of my discussion.  And so, one of the first metrics, not return related, per se, that we put on this was we don’t want to jeopardize our ability to be able to finance that growth or our ability to be able to resource that growth with people.

Second, from a return point of view, margin improvement, which is a surrogate that is in mind easily conveyable to the broad 20,000 Air Products employees, and with an Airgas size transaction cash margin improvement, if you will, and EBITDA, are real ways to drive the top line and the -- to drive productivity, to drive cost, to drive volumes, to drive pricing, to really enhance the margin and generate the cash.  Ultimately, that cash allows us to, frankly, improve our return criteria on return on capital.  And we worked hard over the last four or five years to get that to the 12% or more on a return on capital.  Our goal has always been -- and that's greater than our goal -- has been to be 300 to 500 basis points above our cost of capital.  We're going to take a bit of a dip in that, if you will, if we have to -- if we're successful and we write up the assets, which you have to do, obviously.  But we're not going to walk away from moving right back to that type of target and metric.

Air Products and Chemicals, Inc.
2/17/2010 - 10:40 AM ET
Speaker ID JM

Unidentified Participant:
Great.  My question was exactly that one, but I'll move on.  You brought up the macro and it's played out exactly like you thought.  And hate to ask a macro question, but in a world that's swimming in debt, are you leaving yourself more margin for error than you have in the past given the environment when you're doing CapEx?  Thanks.

John McGlade:
We looked hard -- well, I mean, we looked hard at -- and that was my other point earlier.  We looked hard at our capital structure and could we manage an all cash type of offer, which we believe we can.  So, when we built our models, we modeled into that the type of CapEx I showed you for fiscal year '10.  And that CapEx growing, as we've communicated in other discussions, each year out given some of the growth prospects we were talking about here.  And then we stress tested it.  And we believe that we've got the right balance and the right ability to weather a storm while being able to continue to drive the growth that we see coming.

Unidentified Participant:
How do I handicap the opportunity to retrofit coal plants in the US and the EU now that climate change is kind of on the back burner or whatever?  That was -- you'd talked about in the past that being kind of the Holy Grail.

John McGlade:	Yeah. I ultimately believe that clean coal has a place in solving the energy dynamic in many geographies or countries that have the privilege of having a readily abundant supply of coal.

I think in past discussions I was clear that you need to have some level of certainty around what's going to happen on the CO2.  Is it going to be a tax?  Is it going to be regulated at all?  Is there going to be some cap and trade?  Because people aren't going to make the investments, the significant investments in those facilities in the absence of that.

We've got to be candid.  A bit of a breather here because of the economic turndown that the demand on our power infrastructure mitigated or abated itself a lot.  But, it -- as the economy starts to recover over time, you still are back into some level of dynamic around demand outstripping supply.  And then, I believe in the US there probably is an opportunity at some point in the future.  There are certainly projects that are more demonstration in nature that are going on.  In China, it's already a reality, at least using the coal for feed stock independents. And so, I think that it isn't will it occur as much as when will it occur and what sort of external enablers that we need to make that happen on the timeline.

--Breakout room and we can certainly -- Paul, Nelson and I will be there for further questions.

Sergey Vasnetsov:	Thank you.

John McGlade:	Thank you, Sergey.

APPENDIX B

Barclays
2nd Annual Industrial Select Conference

John E. McGlade, Chairman, President and CEO
February 17, 2010

Barclays 2nd Annual industrial Select Conference

ADDITIONAL INFORMATION
• On February 11, 2010, Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and
 Chemicals, Inc. ("Air Products"), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. ("Airgas") not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase"). The purchase price to be paid upon the successful closing of the cash tender offer is $60.00 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to
 Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, April 9,
 2010, unless further extended in the manner set forth in the Offer to Purchase.
• This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to
 Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S.
 Securities and Exchange Commission) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS
 ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY
 BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and
 security holders can obtain free copies of these documents and other documents filed with the SEC by Air
 Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer,
 MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.
• In connection with the proposed transaction, Air Products may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF
 AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR
 ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT
 THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

Barclays 2nd Annual industrial Select Conference
CERTAIN INFORMATION REGARDING PARTICIPANTS
• [Air Products] and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the
 SEC. Security holders may obtain information regarding the names, affiliations and interests of [Air Products]’s directors and executive officers in [Air Products]’s
 Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010
 Annual Meeting, which was filed with the SEC on December 10, 2009. These documents can be obtained free of charge from the sources indicated above.
 Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Barclays 2nd Annual industrial Select Conference
Forward-Looking Statements
• All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”,
 “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”,
 “ongoing”, similar expressions, and variations or negatives of these words.
• These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that [Air Products] will not pursue a transaction with [Airgas] and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly
 Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.
 The forward-looking statements in this release speak only as of the date of this filing.
 We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Offer to Acquire Airgas

Barclays 2nd Annual industrial Select Conference
Airgas transaction highlights
Consideration	All-cash offer for all Airgas shares at $60.00 per share
Premium	Premium of 38% to Airgas’ closing price on 2/04/10 of $43.53
Accretion	Expected to be substantially accretive to Air Products cash EPS in year one
Synergies	Substantial cost synergies yielding $250 million run-rate by the end of year two
Financing
•Air Products has secured committed financing, is committed
 to remaining investment grade and to returning to an A
 rating
•Transaction costs expected to be approximately $200MM,
 expensed as incurred.
•Q2 ~$0.08 per share impact
•Q3 ~$0.10 per share impact

Regulatory Approval	Air Products has thoroughly considered potential regulatory issues and is prepared to make appropriate divestitures

Barclays 2nd Annual industrial Select Conference
Compelling strategic and industrial logic
Creates one of the world’s leading integrated industrial gas companies
• Largest industrial gas company in North America
• Diversified across geographies and distribution channels with competitive positions in all three supply modes: Packaged Gases, Liquid Bulk, Tonnage
Combination of highly complementary skills and strengths enables us to better serve the needs of customers
• Air Products’ leadership in tonnage, strong European and joint venture packaged gas positions
• Airgas’ leadership in U.S. packaged gases
• Air Products’ Engineering and Technology Skills
Timing is excellent
• Provides Air Products a highly efficient re-entry into U.S. packaged gas market
• Air Products’ global infrastructure enables more rapid Airgas international expansion
Significant synergies available
• Substantial cost savings
• Growth opportunities as economy recovers
• Leverages Air Products’ supply chain and SAP capabilities

Industries Served

2%
2%
2%
3%
4%
7%
25%
6%
9%
27%
13%
Industrial mfg.
Repair & Maintenance
Energy & Infrastructure Construction
Medical
Food & Beverage
Petrochemical
Retail & wholesale
Analytical & Life Sciences
Utlities
Transportation
Other

Barclays 2nd Annual industrial Select Conference
Airgas at a glance

Broad Coverage - 1,500 Sales Representatives
Source: Based on Airgas public disclosures
Revenue (FY2009)	$4.3B
Total CAGR (over last 5 years)	19%
Same Store Sales Growth	7%

Barclays 2nd Annual industrial Select Conference
A world leading integrated industrial gas company

Source: Based on Airgas public disclosures
Packaged
Gas
90%
Liquid/Bulk
10%
Pro-forma
Air Products
Pro-forma
Air Products
Airgas
Revenues
Airgas
Revenues
Air Products
Revenues
Air Products
Revenues
Liquid/Bulk
17%
Onsite
25%
Equipment
& Services
10%
Onsite/Pipeline
37%
Liquid/Bulk
24%
Equipment &
Services
14%
Packaged
Gas
11%
• One of the largest industrial gas companies in the world
• Largest industrial gas company in North America
• World-class competencies across all modes of supply
+
=
Specialty
Materials
14%
Spec
Mat’ls
9%
Packaged
Gas
39%

Barclays 2nd Annual industrial Select Conference
Synergies
Supply Chain
• Consolidate filling locations
• Consolidate specialty gas plant locations
• Move from local delivery to hub and spoke
• Combine purchasing requirements
• Utilize Shared Services for Packaged Gas operations and
 Project Management
Overheads
• Use Shared Services for back office operations - Finance, HR,
 IT, Purchasing, Invoicing, Credit & Collections and Marketing
• Rationalize management
• Rationalize corporate infrastructure
SAP enables these synergies

Barclays 2nd Annual industrial Select Conference
Growth acceleration
• New Offerings for US Packaged Gases
 – Integra ® cylinders
 – 300 BAR cylinders
• Further expand Air Products’ offerings into key industries
 – Fabrication  - Analytical
 – Construction  - Medical
 – Pharmaceuticals - Food and Beverage
• Utilize Air Products’ International Structure
Growth through new offerings, density and international expansion

Barclays 2nd Annual industrial Select Conference
North America remains a major growth area
GDP growth

Japan
Europe
North
America
Asia
(excl. Japan)
ROW
GDP growth by location 2009 2013 Growth % of World 09-'13 CAGR
World 49,115  55,903 6,788 100.0% 3.3%
Europe 16,616  17,907  1,291  19.0% 1.9%
Asia 12,733 15,472  2,739 40.4% 5.0%
Asia ex. Japan 8,259  10,679  2,420 35.7%  6.6%
Japan 4,474 4,793 319 4.7%  1.7%
North America 15,023 16,886 1,864  27.5%  3.0%
Rest of World 4,744 5,637  893 13.2% 4.4%
Source: Global Insights

$0.80
$0.60
$0.40
$0.20
$0.00
FY11
FY12
GAAP EPS
Cash EPS

26.0%
25.0%
24.0%
23.0%
22.0%
21.0%
LTM-12/31/09
FY12

Barclays 2nd Annual industrial Select Conference
Key measures

• Transaction accretive in the
 first year
• Solid shareholder value
• Excludes transaction and
 integration costs
• Synergies enable greater cash
 flow generation
• Combination provides for
 significant margin benefits
Accretion/Dilution
EBITDA Margin

Barclays 2nd Annual industrial Select Conference

Path forward . . .
Air Products
committed to
completing the
transaction
Litigation
• Commenced litigation in
 Delaware
Tender offer
• Offer commenced Feb 11
• Financing committed
Regulatory process
• Prepared to make
 appropriate divestitures
Proxy contest
• Proceed with proxy contest
 if needed

Barclays 2nd Annual industrial Select Conference
Air Products Financial Performance
	FY04	thru	FY08	H109	H209	Q110
Sales ( CAGR/ % chg vs PY )		14%		(16%)	(25%)	(1%)
Operating Margin *	12.8%	1.8%	14.6%	13.2%	15.5%	15.9%
EPS Cont Ops.*		21%		(24%)	(16%)	20%
ROCE (4 quarter trailing)*	9.6%	3.4%	13.0%
ROCE (instantaneous) *				10.0%	11.2%	11.7%
* non-GAAP, see appendix for reconciliation

Barclays 2nd Annual industrial Select Conference
We have Multiple Growth Opportunities
● Hydrogen for refining
● Oxygen for gasification
● LNG heat exchangers
Energy
Environment
Emerging Markets
● Oxyfuel
● Carbon capture
● Multiple Gas Applications
● Electronics across Asia
● Equity Affiliate positions
● Expanding Merchant
 positions in Asia

Barclays 2nd Annual industrial Select Conference
Merchant Business – At a glance
• 2009 revenue of $3.6B
• Global business plus 5 large JVs
• Achieved 18.3% operating margin
 in FY’09
• Goals:
 – 20% operating margin by FY’11
 – Sustained annual growth: 10%
Applications expertise drives growth

Barclays 2nd Annual industrial Select Conference
Cleanfire® HRi™
burner
Efficient oxygen
plant design
Merchant Business
Applications Driven Growth
A winning combination!

THE QUEEN'S AWARDS
FOR ENTERPRISE:
INNOVATION
2007
AIR PRODUCTS
PACKAGED GASES GROUP

Barclays 2nd Annual industrial Select Conference
Merchant Business
Winning New Customers with Industrial Gases
Integra® Cylinders

Barclays 2nd Annual industrial Select Conference
Tonnage Gases – At a glance
• 2009 revenue of
 $3.1B
• Leading supplier of
 refinery hydrogen
• Primary end markets
 – Refining
 – Chemicals
 – Steel
• Expect 10% H2 and
 O2 growth long term
Exciting growth opportunities in all major regions of the world

Barclays 2nd Annual industrial Select Conference
Tonnage Gases
Hydrogen Fueling Growth for the Future
• Transport fuels growth
• Heavier, sour crude slate
• Clean fuels legislation
• Outsourcing trend
Conversion
45%
Crude
25%
Clean
Fuels
15%
Outsourcing
15%

Barclays 2nd Annual industrial Select Conference
Tonnage Gases
Leading Global Hydrogen Positions
Southern
California
Edmonton,
Canada
Sarnia, Canada
Texas
Louisiana
Rotterdam

Barclays 2nd Annual industrial Select Conference
• Steel
 – Asian infrastructure growth
 – Mill modernization
• Gasification
 – Power
 – Feedstock independence
 – Low BTU hydrocarbons
• Cleaner coal
 – Power
 – CO2 capture
200,000-300,000 tons-per-day new oxygen capacity by 2018
100+ new plants

Barclays 2nd Annual industrial Select Conference
Projected 2010
• Marathon Garyville
• XOM Baton Rouge
• Total Port Arthur
• XOM Baytown
• MarkWest Texas
Projected 2011-2012
• XOM Rotterdam
• Shell Rotterdam
• Marathon Detroit
• Monsanto Louisiana
Continuous
improvement
Operating
bonuses
Base take
or pay
Franchise
positions
Additional
products
Superior returns:
• Ann Joo Steel Malaysia
• US Steel Nanticoke, Ont.
• Shadeed Steel Oman
• Sphinx Glass Egypt
• Isle of Grain LNG UK
• Emirates Glass Abu Dhabi
• Weihe Energy Gasifier
• Xingtai Steel
• PetroChina ASU JV

Electronics and Performance Materials - At a glance

Barclays 2nd Annual industrial Select Conference
• 2009 revenue of $1.6B
• Significant opportunities
 – Semi industry recovery
 – Thin film PV
 – Eco-friendly solutions
 – Emerging markets
• Goal of 15% operating
 margins in FY’11
Focused on margin improvement

Barclays 2nd Annual industrial Select Conference
Electronics
Significant Opportunity in Thin-Film PV
• Flat panel experience = differentiated advantage in thin
 film technologies
• Comprehensive offerings and turnkey solutions through
 SunSource™ Solutions portfolio
1 GW facility =
$100+MM in annual revenues
Equip/Services
Bulk
Dopants
Onsites
NF3
Silane

Barclays 2nd Annual industrial Select Conference
Equity Affiliates
Important Source of Growth
Mexico
Italy
India
South Africa
Thailand

Barclays 2nd Annual industrial Select Conference
FY’10 Full Year Outlook Update
● FY’10 overall… expecting a
 gradual and modest recovery
● WW manufacturing growth
 – Globally up 1% to 2%
 – US flat to up modestly
 – EU down 1%
 – Asia up 8% to 9%
● Silicon growth 20% to 25%
● Capex forecast unchanged
 – ~$1.3B to $1.5B
Comparison is non-GAAP, see appendix for reconciliation
 FY’09 Adjusted Diluted EPS $4.06
 – Merchant loading
 – Tonnage new projects/loading
 – E&E similar to last year
 – E&PM loading, partially offset by
 restructuring cost & lower pricing
 – Productivity/restructuring benefits
 – Pension headwind
 – Tax rate about 25% to 26%
 FY’10 EPS   $4.75-$4.95
     17% - 22% growth vs PY

- Continued margin and return improvement
- Airgas transaction yields substantial growth, cost savings, cash generation and EPS accretion

Barclays 2nd Annual industrial Select Conference
RESULTS
• Double-digit EPS growth
• ROCE 3-5% above cost of
 capital
The Air Products Opportunity
STABILITY
• Long term contracts,
 consistent and
 predictable cash flow
• Diversified across
 geographies and
 distribution channels
• Airgas opportunity
 creates competitive
 positions in all three
 supply modes,
 maintains strong
 balance sheet
GROWTH
• Solid backlog and
 strong growth
 opportunities across all
 geographies
• New growth
 opportunities in energy,
 environment and
 emerging markets
• Airgas provides a highly
 efficient re-entry into
 U.S. packaged gas
 market, broadening our
 growth opportunities
Well-positioned for long-term value creation

Thank you
www.airproducts.com

($ Millions, except per share data)

FY04 and FY08 - Total Co.	GAAP Measure FY04	GAAP Measure FY08	Non GAAP Ajusts. FY04 (1)	Non GAAP Ajusts. FY08 (2)	Non GAAP Measure FY04	Non GAAP Measure FY08	CAGR	BP Change
Sales	6,163.2	10,414.5			6,163.2	10,414.5	**14.0%**	
Operating Income	836.9	1,495.8	(49.0)	26.3	787.9	1,522.1		
Operating Margin	13.6%	14.4%			**12.8%**	**14.6%**		**180bp**
Diluted EPS - Continuing Ops	$2.51	$4.97	($0.13)	$0.08	$2.38	$5.05	**20.7%**	

(1) Proforma Stock Option Expense
(2) Q208 Pension Settlement

($ Millions, except per share data)

Q110 vs. Q109 - Total Co.	GAAP Measure Q110	GAAP Measure Q109	Non GAAP Adjustment Q109 (1)	Non GAAP Measure Q110	Non GAAP Measure Q109	% Change
Sales	2,173.5	2,195.3		2,173.5	2,195.3	**(1%)**
Operating Income	345.0	114.1	174.2	345.0	288.3	
Operating Margin	15.9%	5.2%		**15.9%**	13.1%	
Diluted EPS - Continuing Ops	$1.16	$0.42	$0.55	$1.16	$0.97	**20%**

(1) Global Cost Reduction Plan

Barclays 2nd Annual industrial Select Conference
Non GAAP Appendix - Year over Year Deltas

Non GAAP Appendix - Half Year Deltas

($ Millions, except per share data)

GAAP Measure	Q109	Q209	First Half FY09 6 months to date	Q309	Q409	Second Half FY09 6 months to date
Sales	2,195.3	1,955.4	4,150.7	1,976.2	2,129.3	4,105.5
Operating Income	114.1	260.4	374.5	143.8	328.0	471.8
Operating Margin	5.2%	13.3%	9.0%	7.3%	15.4%	11.5%
Non GAAP Op Income Adjustments						
Global Cost Reduction Plan	174.2		174.2	124.0		124.0
Pension Settlement				8.0		8.0
Customer Bankruptcy and Asset Actions				32.1		32.1
Non-GAAP Measure						
Operating Income	288.3	260.4	548.7	307.9	328.0	635.9
Operating Margin	13.1%	13.3%	**13.2%**	15.6%	15.4%	**15.5%**

Year over Year Deltas	Q108	Q208	First Half FY08 6 months to date	Q308	Q408	Second Half FY08 6 months to date
Sales	2,407.4	2,542.7	4,950.1	2,749.7	2,714.7	5,464.4
GAAP Measure - EPS	$1.18	$1.18	$2.36	$1.35	$1.26	$2.61
Pension Settlement		$0.08	$0.08			
Non GAAP Measure - EPS	$1.18	$1.26	$2.44	$1.35	$1.26	$2.61
	Q109	**Q209**	**First Half FY09 6 months to date**	**Q309**	**Q409**	**Second Half FY09 6 months to date**
Sales	2,195.3	1,955.4	4,150.7	1,976.2	2,129.3	4,105.5
GAAP Measure - EPS	$0.42	$0.89	$1.31	$0.54	$1.14	$1.68
Global Cost Reduction Plan	$0.55	$0.00	$0.55	$0.39		$0.39
Pension Settlement				$0.02		$0.02
Customer Bankruptcy and Asset Actions	$0.00	$0.00	$0.00	$0.10	$0.00	$0.10
Non GAAP Measure - EPS	$0.97	$0.89	$1.86	$1.05	$1.14	$2.19
Sales FY09 vs FY08			**-16%**			**-25%**
Non GAAP EPS FY09 vs. FY08			**-24%**			**-16%**

Barclays 2nd Annual industrial Select Conference

AIR PRODUCTS

$ Millions			FY04					FY08		
Quarter Ended	Q403	Q104	Q204	Q304	Q404	Q407	Q108	Q208	Q308	Q408
Numerator										
Operating Income Reported		181.7	200.2	231.3	223.7		380.4	348.6	393.7	373.1
Equity Affiliate Income		17.8	19.2	19.8	21.8		25.3	42.4	46.5	30.8
Earnings before tax as reported		199.5	219.4	251.1	245.5		405.7	391.0	440.2	403.9
Pension Settlement Charge		0.0	0.0	0.0	0.0		0.0	26.3	0.0	0.0
Proforma Stock Option Expense		(12.0)	(12.1)	(12.7)	(12.2)		0.0	0.0	0.0	0.0
Earnings before tax ex items		187.5	207.3	238.4	233.3		405.7	417.3	440.2	403.9
Effective tax rate as reported		26.3%	27.7%	27.6%	25.2%		26.9%	25.3%	25.0%	23.3%
Earnings after tax as reported		147.0	158.6	181.8	183.6		296.6	292.1	330.2	309.8
Effective tax rate ex items		25.4%	27.0%	27.0%	24.5%		26.9%	26.1%	25.0%	23.3%
Earnings after tax ex items		139.9	151.3	174.0	176.1		296.6	308.4	330.2	309.8
4 Qtr trailing AT earnings (numerator) - as reported					671.0					1,228.7
4 Qtr trailing AT Earnings (numerator) - ex items					641.3					1,245.0
Denominator										
Total Debt	2,510.7	2,547.4	2,624.4	2,428.8	2,384.5	3,667.8	3,972.5	4,383.9	4,027.3	3,966.8
Air Products Shareholders' Equity	3,782.5	3,982.5	4,141.0	4,245.6	4,420.0	5,495.6	5,603.0	5,524.3	5,568.7	5,030.7
Noncontrolling Interest	107.3	107.3	99.3	85.1	88.8	92.9	99.3	117.4	115.5	136.2
Total Capital	6,400.5	6,637.2	6,864.7	6,759.5	6,893.3	9,256.3	9,674.8	10,025.6	9,711.5	9,133.7
5 Qtr Average Capital (denominator)					6,711.0					9,560.4
ROCE as rptd (4 Qtr trail AT earnings / 5 pt avg capital)					10.0%					12.9%
ROCE ex items (4 Qtr trail AT earnings/ 5 pt avg capital)					**9.6%**					**13.0%**

Barclays 2nd Annual industrial Select Conference
Non GAAP Appendix - ROCE FY04 and FY08

AIR PRODUCTS

	Q104	Q204	Q304	Q404	Q108	Q208	Q308	Q408
Reported								
Income from Cont. Ops. Bef. Tax	169.0	187.6	221.8	217.6	364.9	352.1	400.7	361.1
Noncontrolling Interest	(1.9)	(4.1)	(3.3)	(2.5)	(6.1)	(4.5)	(7.6)	(4.8)
Income from Cont. Ops. Before Tax, after Noncontrolling Interest	167.1	183.5	218.5	215.1	358.8	347.6	393.1	356.3
Tax Expense	43.9	50.8	60.4	54.3	96.5	87.8	98.1	82.9
Tax Rate Reported	26.3%	27.7%	27.6%	25.2%	26.9%	25.3%	25.0%	23.3%
ITEMS								
Operating Income								
Proforma Option Expense	(12.0)	(12.1)	(12.7)	(12.2)				
Pension Settlement Charge						26.3		
Tax Exp								
Proforma Option Expense	(4.5)	(4.5)	(4.8)	(4.6)				
Pension Settlement Charge						9.8		
Ex Items								
Income from Cont. Ops. Before Tax	155.1	171.4	205.8	202.9	358.8	373.9	393.1	356.3
Tax Expense	39.4	46.3	55.6	49.7	96.5	97.6	98.1	82.9
Tax Rate ex Items	25.4%	27.0%	27.0%	24.5%	26.9%	26.1%	25.0%	23.3%

Barclays 2nd Annual industrial Select Conference
Non GAAP Appendix - ROCE Tax Rate FY04 and FY08

Non GAAP Appendix - First/Second Half FY09 and Q1 FY10

$ Millions Quarter Ended	Q308	Q408	Q109	Q209	Q309	Q409	Q110
Numerator							
Operating Income Reported	393.7	373.1	114.1	260.4	143.8	328.0	345.0
Equity Affiliate Income	46.5	30.8	24.5	27.0	28.5	32.2	26.9
Earnings before tax as reported	440.2	403.9	138.6	287.4	172.3	360.2	371.9
Global Cost Reduction Plan	0.0	0.0	174.2	0.0	124.0	0.0	0.0
Pension Settlement Charge	0.0	0.0	0.0	0.0	8.0	0.0	0.0
Customer Bankruptcy and Asset Actions	0.0	0.0	0.0	0.0	32.1	0.0	0.0
Earnings before tax ex items	440.2	403.9	312.8	287.4	336.4	360.2	371.9
Effective tax rate as reported	25.0%	23.3%	7.3%	26.0%	18.1%	26.0%	24.9%
Earnings after tax as reported	330.2	309.8	128.5	212.7	141.1	266.5	279.3
Effective tax rate ex items	25.0%	23.3%	24.0%	26.0%	26.1%	26.0%	24.9%
Earnings after tax ex items	330.2	309.8	237.7	212.7	248.6	266.5	279.3
4 Qtr trailing AT earnings (numerator) - as reported				981.2		748.8	899.6
4 Qtr trailing AT Earnings (numerator) - ex items				1,090.4		965.5	1,007.1
2 Qtr trailing AT earnings (numerator) - as reported				341.2		407.6	
2 Qtr trailing AT Earnings (numerator) - ex items				450.4		515.1	
Denominator							
Total Debt	4,027.3	3,966.8	4,169.2	4,102.4	4,145.2	4,501.5	4,418.7
Air Products Shareholders' Equity	5,568.7	5,030.7	4,726.1	4,638.1	4,928.3	4,791.9	5,033.9
Noncontrolling Interest	115.5	136.2	137.9	126.7	134.6	138.1	150.2
Total Capital	9,711.5	9,133.7	9,033.2	8,867.2	9,208.1	9,431.5	9,602.8
5 Qtr Average Capital (denominator)				9,354.2		9,134.7	9,228.6
3 Qtr Average Capital (denominator)				9,011.4		9,168.9	
2 Qtr Average Capital (denominator)							9,517.2

4 Quarter Trailing ROCE

	Q209	Q409	Q110
4 Quarter trailing ROCE as reported	10.5%	8.2%	9.7%
4 Quarter trailing ROCE ex items	**11.7%**	**10.6%**	**10.9%**

Half Year Instantaneous ROCE = (2 Qtr earnings AT x 2) / 3 pt avg capital

	Q209	Q409
Half Year Instantaneous ROCE as Reported	7.6%	8.9%
Half Year Instantaneous ROCE ex items	**10.0%**	**11.2%**

Q110 Instantaneous ROCE = (1 Qtr earnings AT x 4) / 2 pt avg capital

	Q110
Q110 Instantaneous ROCE as Reported	**11.7%**

Barclays 2nd Annual industrial Select Conference

Q308	Q408	Q109	Q209	Q309	Q409	Q110
Reported							
Income from Cont. Ops. Bef. Tax	400.7	361.1	102.1	257.4	144.8	332.3	340.3
Noncontrolling Interest	(7.6)	(4.8)	(5.0)	(1.6)	(4.8)	-	(5.0)
Income from Cont. Ops. Before Tax, after Noncontrolling Interest	393.1	356.3	97.1	255.8	140.0	332.3	335.3
Tax Expense	98.1	82.9	7.1	66.5	25.4	86.3	83.5
Tax Rate Reported	25.0%	23.3%	7.3%	26.0%	18.1%	26.0%	24.9%
ITEMS							
Operating Income							
Global Cost Reduction Plan			174.2		124.0		
Pension Settlement Charge					8.0		
Customer Bankruptcy and Asset Actions					32.1		
Tax Exp							
Global Cost Reduction Plan			58.1		39.8		
Pension Settlement Charge					3.0		
Customer Bankruptcy and Asset Actions					11.1		
Ex Items							
Income from Cont. Ops. Before Tax	393.1	356.3	271.3	255.8	304.1	332.3	335.3
Tax Expense	98.1	82.9	65.2	66.5	79.3	86.3	83.5
Tax Rate ex Items	25.0%	23.3%	24.0%	26.0%	26.1%	26.0%	24.9%

Barclays 2nd Annual industrial Select Conference
Non GAAP Appendix - ROCE Tax Rate FY09 and Q1 FY10

Barclays 2nd Annual industrial Select Conference
Non-GAAP Appendix:  FY10 Guidance
($ Millions, except per share data)
FY10 Guidance vs. FY09
Diluted EPS
Continuing Ops
FY09 GAAP
$3.00
FY09 Global Cost Reduction Plan
$0.94
FY09 Pension Settlement
$0.02
FY09 Customer Bankruptcy and Asset Actions
$0.10
FY09 Non GAAP
$4.06
FY10 Guidance
$4.75-$4.95
FY09 GAAP
$3.00
% Change GAAP
58%-65%
FY10 Guidance
$4.75-$4.95
FY09 Non GAAP
$4.06
% Change Non GAAP
17%-22%